UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 22, 2025

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-41503	23-2507402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(610) 646-9800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	ISSC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company.        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2025, Innovative Solutions and Support, Inc. (the “Company”), its wholly-owned subsidiary Innovative Solutions and Support, LLC (“Borrower”) and certain domestic subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Bank”) and the other lender parties thereto, which Credit Agreement provides for the Bank to extend to the Borrower credit facilities in an aggregate principal amount of up to USD $100.0 million (the “Credit Facilities”), consisting of:

●	a USD $30,000,000 revolving credit facility (the “Revolving Facility”);
●	a USD $25,000,000 initial term loan facility (the “Initial Term Loan”); and
●	a USD $45,000,000 delayed draw term loan facility (the “Delayed Draw Term Loan”).

The Credit Facilities replace the Company’s existing $35 million Amended and Restated Revolving Line of Credit Note, dated as of September 30, 2024 in favor of PNC Bank, National Association (the “PNC Facility”).

Proceeds from the Initial Term Loan and initial borrowings under the Revolving Facility were used to refinance the PNC Facility and pay transaction costs. Future borrowings under the Revolving Facility may be used for working capital and general corporate purposes, including permitted acquisitions. The Delayed Draw Term Loan may only be used for permitted acquisitions.

The Credit Facilities mature five years following the date of the initial advance (the “Maturity Date”). The Initial Term Loan requires quarterly principal payments of $625,000 commencing September 30, 2025, with the remaining balance due on the Maturity Date. The Delayed Draw Term Loan requires quarterly principal payments equal to 2.50% of the original aggregate principal amount commencing with the first scheduled payment date after January 18, 2026, with the remaining balance due on the Maturity Date. The Revolving Facility principal is due on the Maturity Date.  All amounts outstanding under the Credit Facilities will be due and payable upon the earlier of the Maturity Date, or the acceleration of the Credit Facilities upon an event of default.

Loans under the Credit Agreement bear interest at the Borrower's option at either (i) the Alternate Base Rate plus an applicable margin, or (ii) the Adjusted Term Secured Overnight Financing Rate (“SOFR”) plus an applicable margin. The Alternate Base Rate is the highest of (a) the Prime Rate, (b) the Federal Reserve Bank of New York rate for overnight funds plus 0.50%, and (c) the Adjusted Term SOFR Rate for a one-month period plus 1.00%, with a minimum rate of 1.00% per annum. The Adjusted Term SOFR Rate is the Term SOFR Rate plus 0.10%. The applicable margin is determined based on the Company's Total Net Leverage Ratio and ranges from 0.75% to 1.75% for Alternate Base Rate loans and from 1.75% to 2.75% for Adjusted Term SOFR Rate loans. Interest is payable quarterly for Alternate Base Rate loans and at the end of the applicable interest period for Adjusted Term SOFR Rate loans. During an Event of Default, all outstanding amounts bear interest at a rate that is 2.00% per annum above the rate otherwise applicable. Interest is calculated on the basis of a 360-day year for the actual number of days elapsed, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year).

The Borrower's obligations under the Credit Agreement are guaranteed by the Company and its material domestic subsidiaries. The obligations are secured by substantially all assets of the Borrower and the guarantors, including a first priority lien on the Company's owned real property located at 720 Pennsylvania Drive, Exton, Pennsylvania.

The Credit Agreement contains customary affirmative and negative covenants, including restrictions on additional indebtedness, liens, investments, asset dispositions, and restricted payments. The Credit Agreement also includes customary events of default, including payment defaults, covenant breaches, cross-defaults on material indebtedness exceeding $2,500,000, bankruptcy events, and change of control.

The Borrower has the right to request up to $25,000,000 in additional revolving commitments or incremental term loans, subject to lender approval and satisfaction of certain conditions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The representations, warranties and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by the contracting parties. The Credit Agreement is incorporated herein by reference only to provide information regarding the terms of the Credit Agreement and not to provide any other factual information regarding the Company or its business.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference.

Item 8.01Other Events

On July 22, 2025, the Company issued a press release announcing the entry into the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1*

Credit Agreement, dated as of July 18, 2025, among Innovative Solutions and Support, Inc., Innovative Solutions and Support, LLC, the other loan parties party thereto, the lenders party thereto, and JP Morgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated July 22, 2025.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document.

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date:	July 22, 2025	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Chief Financial Officer